Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	JCIC Sponsor LLC

Address of Joint Filer:	386 Park Avenue South, FL 20
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bridger Aerospace Group Holdings, Inc. [BAER]

Date of Event Requiring Statement
(Month/Day/Year):	January 25, 2024

Designated Filer:	JCIC Sponsor LLC

Signature:

JCIC SPONSOR LLC

By its Manager, KSH CAPITAL LP

Acting by its General Partner

KSH CAPITAL GP LLC

By:	/s/Robert Savage
Name:	Robert Savage
Title:	President

Dated: January 26, 2024

Joint Filer Information

(continued)

Name of Joint Filer:	KSH Capital LP

Address of Joint Filer:	c/o JCIC Sponsor LLC
386 Park Avenue South, FL 20
New York, NY 10016

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bridger Aerospace Group Holdings, Inc. [BAER]

Date of Event Requiring Statement
(Month/Day/Year):	January 25, 2024

Designated Filer:	JCIC Sponsor LLC

Signature:

KSH CAPITAL LP

Acting by its General Partner

KSH CAPITAL GP LLC

By:	/s/ Robert Savage
Name:	Robert Savage
Title:	President

Dated: January 26, 2024

Joint Filer Information

(continued)

Name of Joint Filer:	Thomas Jermoluk

Address of Joint Filer:	10011 Brickell Bay Dr, Suite 1400
Miami, FL 33131

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Bridger Aerospace Group Holdings, Inc. [BAER]

Date of Event Requiring Statement
(Month/Day/Year):	January 25, 2024

Designated Filer:	JCIC Sponsor LLC

Signature:

/s/ Thomas Jermoluk
Thomas Jermoluk

Dated: January 26, 2024